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               SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.


______________________________________________________________________________


                            FORM 8-K

______________________________________________________________________________


                         CURRENT REPORT

                  Pursuant to Section 13 of the
               Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 1998

                      THERMWOOD CORPORATION
     (Exact name of registrant as specified in its charter)

                             INDIANA
                    (State of Incorporation)

     001-09401                                    351169185
(Commission  File  Number)            (I.R.S.  Employer Identification No.)

                     Old Buffaloville Road
                          P.O. Box 436
                         Dale, Indiana                          47523
           (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code: (812)  937-4476

Item 5.  Other Events.

     At a regular meeting of the Board of Directors of Thermwood Corporation (the "Registrant") held August 17, 1998, the Board of Directors of the Registrant unanimously adopted a resolution authorizing the officers to proceed with such actions as may be necessary or appropriate to prepare for a reverse stock split transaction in which the outstanding common stock of the Registrant would be split in reverse at a ratio in the range of 38,000-to-1.

     Shareholders owning fewer shares than the number required to obtain one share in the reverse split transaction (and shareholders whose numbers of shares owned are not evenly divisible into 38,000) will receive, in lieu of fractional shares, a payment of cash equal to $11.00 per share currently held.

     The Registrant has numerous shareholders who hold very few shares each. Management has been concerned with the administrative burden upon the Registrant of handling so many shareholder accounts. A reverse stock split will enable the Registrant to eliminate the additional burden imposed by numerous shareholder accounts. It will also enable shareholders who could not otherwise liquidate their interests in a cost-effective manner, to receive fair value for their stock.

     In addition, the Registrant believes, on the basis of currently available shareholder information, that a reverse stock split in the range suggested by the Board resolution would cause the number of the Registrant's shareholders of record to be reduced to two shareholders. This would enable the Registrant to deregister under Section 12(g)(4) of the Securities Exchange Act of 1934, as amended, and to relieve itself of the administrative burden of periodic reporting and compliance with certain associated provisions of the federal securities laws. The Registrant believes in certain respects the requirement to file public reports places it at a competitive disadvantage vis-a-vis its competitors. Management had determined to remain a public corporation in the past to help facilitate a public market for the shares. That market has not been as active or liquid as Management had desired. The reverse stock split will enable the Registrant's small shareholders to liquidate their shares at a premium above the current trading price of the shares prior to the Registrant's termination of its reporting obligations.

     The proposed transaction is subject to supplemental approval by the Board of Directors. The transaction would entail the proposal to the shareholders, and approval by the shareholders, of an amendment to the Registrant's Articles of Incorporation. A fairness opinion relating to the $11.00 per share price to be paid for shares cashed out in the reverse stock split is required to complete the transaction. No date for a meeting of shareholders or consummation of the transaction has yet been set.

                           SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   THERMWOOD CORPORATION


                                   By:s/s Kenneth J. Susnjara,
                                          President

Dated: August 19, 1998